Exhibit 99.1

    ABAXIS REPORTS RECORD FOURTH QUARTER SALES AND FINANCIAL PERFORMANCE FOR
                                FISCAL YEAR 2005

  Record Annual Revenues; Cash Position Exceeds $22 Million; No Long-Term Debt

    UNION CITY, Calif., April 28 /PRNewswire-FirstCall/ -- ABAXIS, Inc. (Nasdaq:
ABAX), a medical products company manufacturing point-of-care blood analysis systems, today reported financial results for the fourth quarter and the fiscal year ended March 31, 2005.

    Highlights for the fourth quarter and full-year of fiscal 2005 include:

    -- Quarterly revenues of $13.8 million, up 8% quarter-over-quarter and annual revenues of $52.8 million, up 13% year-over-year.
    -- Quarterly diluted EPS: $0.06 compared to $0.96 (including $0.89 per share for the one-time income tax benefit) in the same period last year.
    -- Annual diluted EPS: $0.22 compared to $1.16 (including $0.96 per share for the one-time income tax benefit) in the previous fiscal year.
    -- Quarterly operating income of $1.6 million or $0.07 per share, up 3% quarter-over-quarter and annual operating income of $7.1 million or $0.33 per share, up 50% year-over-year.
    -- Quarterly total reagent disc sales of 658,000 units, compared to 647,000 units in the same period last year.
    -- Annual total reagent disc sales increased 14% to 2,657,000 units, compared to 2,321,000 units year-over-year.
    -- Annual veterinary reagent disc sales increased 7% to 2,253,000 units, compared to 2,102,000 units year-over-year.
    -- Quarterly medical reagent disc sales increased 32% to 90,000 units, compared to 68,000 units in the same period last year.
    -- Quarterly medical reagent disc sales, excluding sales to the U.S. Military increased 26% to 68,000 units, compared to 54,000 units in the same period last year.
    -- Annual medical reagent disc sales increased 85% to 404,000 units, compared to 218,000 units year-over-year.
    -- Annual medical reagent disc sales, excluding sales to the U.S. Military increased 73% to 221,000 units, compared to 128,000 units year-over-year.
    -- Cash and short-term investments as of March 31, 2005: $22.6 million, up 31% year-over-year.

    Quarterly Results: For the fourth fiscal quarter ended March 31, 2005, ABAXIS reported revenues of $13.8 million, as compared with revenues of $12.7 million for the comparable period last year, an increase of 8 percent. Recurring reagent disc and hematology reagent revenue increased by $446,000 or 6 percent over the same period last year. The Company reported net income attributable to common shareholders of $1.3 million, compared to $20.9 million for the same period last year. The Company's effective tax rate in the quarter ended
March 31, 2005 was 21 percent. At March 31, 2004, the Company eliminated the valuation allowance on deferred tax assets which resulted in a one-time income tax benefit of $19.5 million related to existing deferred tax assets (principally net operating loss carryforwards). The Company reported diluted net income per share of $0.06 (calculated based on 21,411,000 shares), compared to $0.96 per share (calculated based on 21,861,000 shares) which includes $0.89 per diluted share for the one-time income tax benefit discussed above, for the same period last year.

    Twelve Months Results: For the twelve-month period ended March 31, 2005, ABAXIS reported total revenues of $52.8 million, compared with revenues of $46.9 million for the comparable period last year, an increase of 13 percent. During the twelve-month period, recurring reagent disc and hematology reagent revenue increased by $4.8 million or 17 percent over the same period last year. Net income attributable to common shareholders for the twelve-month period ended March 31, 2005 was $4.9 million, as compared to $23.6 million in the previous fiscal year. In the fourth quarter of fiscal 2004, the Company recorded a one-time income tax benefit of $19.5 million related to existing deferred tax assets (principally net operating loss carryforwards). The Company's effective tax rate in the twelve-month period ended March 31, 2005 was 34 percent. The Company reported diluted net income per share of $0.22 (calculated based on 21,662,000 shares), compared to $1.16 per share (calculated based on 20,387,000 shares) which includes $0.96 per diluted share for the one-time income tax benefit discussed above for the same period last year.

    Other Reported Information: Recurring reagent disc and hematology reagent revenue for the fourth quarter of fiscal 2005 was $8.2 million, up 6 percent over the $7.7 million reported in the same period last year. During the quarter, the Company sold 658,000 medical and veterinary reagent discs compared to 647,000 medical and veterinary reagent discs sold during the same period last year. The Company sold 3,278 veterinary hematology reagent kits during the quarter, up 17 percent compared to 2,791 hematology reagent kits sold for the same period last year. The Company ended the quarter with $22.6 million in cash, cash equivalents and short-term investments and no long-term debt.

    Clint Severson, chairman and CEO of Abaxis, commented, "The financial results of fiscal year 2005 are gratifying, particularly in light of the realignment of our distribution channel during the second half of the year. We posted record revenues for the year, we achieved an increase of 75 percent in annual medical reagent disc sales, and our veterinary business continued to produce solid growth. With a cash position that exceeds $22 million and no long-term debt, Abaxis is well positioned to leverage its growth potential in the years to come."

    Mr. Severson continued, "Looking ahead, we expect to bring to the market during this fiscal year medical market rotors that streamline the blood- testing process for coronary disease and cancer treatment. We expect to introduce a Lipid + panel targeting the coronary market and an oncology panel devised specifically for cancer clinics. Additionally, we anticipate submitting three new medical market analytes to the FDA for CLIA-waiver status, which we believe will expand our ability to market the Piccolo to a larger segment of the overall medical market.

    "With regards to our veterinary business, we believe there is significant head-room in this market segment and we look to leverage on our marketing strengths and leading-edge technology to expand market share. We will also continue to develop new products that help veterinarians better serve their customers. We look forward to a very productive 2006 fiscal year."

    Conference Call
    ABAXIS has scheduled a conference call to discuss its financial results at 4:15 p.m. ET on April 28, 2005. Participants can dial 877-356-5706 or 706-643-0580 to access the conference call, or can listen via a live Internet web cast, which can be found at www.abaxis.com. A replay of the call is available by visiting www.abaxis.com for the next 30 days or by calling 800-642-1687 or 706-645-9291, access code 5524467, through May 28, 2005. This press release is also available prior to and after the call via ABAXIS' website or the Securities Exchange Commission's website at www.sec.gov.

    About ABAXIS
    ABAXIS develops, manufactures and markets portable blood analysis systems for use in any veterinary or human patient-care setting to provide clinicians with rapid blood constituent measurements. The system consists of a compact, 6.9 kilogram (15 pounds), portable analyzer and a series of single-use plastic discs, called reagent discs that contain all the chemicals required to perform a panel of up to 13 tests on veterinary patients and 14 tests on human patients. The system can be operated with minimal training and performs multiple routine tests on whole blood, serum or plasma samples. The system provides test results in less than 14 minutes with the precision and accuracy equivalent to a clinical laboratory analyzer.

    Use of Non-GAAP Financial Measures
    This earnings release presents Abaxis' income from operations and net income attributable to common shareholders. To supplement the financial statements presented in accordance with GAAP, Abaxis uses non-GAAP measures of operating income per share on a pro forma basis and net income per share on a pro forma basis to exclude a one-time income tax benefit in the fiscal quarter ended March 31, 2004, certain interest and other income and expense, preferred dividends, and income tax provision, which are not a measurement of performance under accounting principles generally accepted in the United States of America. Management uses these measures in comparing Abaxis' historical performance and believes that these measures provide meaningful and comparable information to management and investors to assist in their review of Abaxis' performance relative to prior periods and its competitors.

    This press release includes statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). ABAXIS claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms "may," "believes," "projects," "expects," or "anticipates" and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to, risks and uncertainties related to fluctuations in the Company's share price, the market acceptance of the Company's products and the continuing development of its products, required United States Food and Drug Administration ("FDA") clearance and other government approvals, risks associated with manufacturing and distributing its products on a commercial scale free of defects, risks related to the introduction of new instruments manufactured by third parties, risks associated with entering the human diagnostic market on a larger scale, risks related to the protection of the Company's intellectual property or claims of infringement of intellectual property asserted by third parties, risks involved in carrying of inventory, risks associated with the ability to attract, train and retain competent sales personnel, general market conditions, competition and other risks detailed from time to time in ABAXIS' periodic reports filed with the United States Securities and Exchange Commission. Forward-looking statements speak only as of the date the statement was made. ABAXIS does not undertake and specifically disclaims any obligation to update any forward-looking statements.

ABAXIS, Inc.
Summary of Financial Information
(In thousands, except per share data)
(Unaudited)

                                                 Three Months            Twelve Months
                                                    Ended                     Ended
                                                   March 31                 March 31
                                           -----------------------   -----------------------
                                              2005         2004         2005         2004
                                           ----------   ----------   ----------   ----------
Net revenues                               $   13,818   $   12,745   $   52,758   $   46,874

Costs and operating expenses:
     Cost of revenues                           6,475        5,950       24,811       22,966
     Selling, general and
      administrative                            4,389        3,967       15,701       14,431
     Research and development                   1,371        1,289        5,150        4,757
Total costs and operating expenses             12,235       11,206       45,662       42,154

Income from operations                          1,583        1,539        7,096        4,720
Interest and other income                          78           53          302          173
Interest and other expense                         (4)         (22)         (33)         (68)
Net income before income taxes                  1,657        1,570        7,365        4,825
Income tax provision                              351      (19,361)       2,514      (19,208)
Net Income                                 $    1,306   $   20,931   $    4,851   $   24,033
Basic net income per share (a)             $     0.07   $     1.08   $     0.25   $     1.30
Diluted net income per share (a)           $     0.06   $     0.96   $     0.22   $     1.16

Weighted average common shares
 outstanding - basic                           19,821       19,447       19,696       18,128

Weighted average common shares
 outstanding - diluted                         21,411       21,861       21,662       20,387

    (a) Net income attributable to common shareholders used in the computation of diluted net income per share for the three and twelve months ended March 31, 2005 was $1,306,000 and $4,851,000, respectively. Net income attributable to common shareholders used in the computation of diluted net income per share for the three months ended March 31, 2004 was $20,931,000. Net income attributable to common shareholders used in the computation of diluted net income per share for the twelve months ended March 31, 2004 was $23,614,000, which includes dividends of $419,000.

ABAXIS, Inc.
Balance Sheet Data:
(Unaudited and in thousands)

                                            March 31,    March 31,
                                              2005         2004
                                           ----------   ----------
Current assets:
 Cash and cash equivalents                 $    5,776   $    9,324
 Short-term investments                        16,858        7,998
 Trade receivables (net)                       10,509        8,202
 Inventories                                    8,355        5,736
 Prepaid expenses                                 282          384
 Net deferred tax asset - current               4,677          609
   Total current assets                        46,457       32,253
 Property and equipment, net                    8,824        8,191
 Intangible assets, net                           600          675
 Deposits and other assets                         96          155
 Net deferred tax asset - non-current          15,032       20,624
   Total assets                            $   71,009   $   61,898

Current liabilities:
 Accounts payable                          $    3,850   $    2,721
 Dividends payable                                 --           28
 Accrued payroll and related expenses           1,867        2,853
 Other accrued liabilities                        828          319
 Warranty reserve                                 245          181
 Deferred revenue                                 907          264
 Current portion of capital lease
  obligations                                      16           22
   Total current liabilities                    7,713        6,388

Non-current liabilities:
 Capital lease obligations, less
  current portion                                  --           16
 Deferred rent                                    462          409
 Deferred revenue, less current
  portion                                       1,146          474
 Commission obligation, less current
  portion                                          21           39
    Total non-current liabilities               1,629          938

Shareholders' equity:
 Common stock                                  94,614       92,441
 Accumulated deficit                          (33,018)     (37,869)
 Accumulated other comprehensive
  income                                           71           --
   Total shareholders' equity                  61,667       54,572
   Total liabilities and shareholders'
   equity                                  $   71,009   $   61,898

        Reconciliation of Net Income to Net Income Attributable to Common
                                  Shareholders
                                 (in thousands)

                                                 Three Months            Twelve Months
                                                    Ended                     Ended
                                                   March 31                 March 31
                                           -----------------------   -----------------------
                                              2005         2004         2005         2004
                                           ----------   ----------   ----------   ----------
Net income                                 $    1,306   $   20,931   $    4,851   $   24,033
Preferred dividends                                --           --           --         (419)
Net income attributable to common
 shareholders                              $    1,306   $   20,931   $    4,851   $   23,614

                     Pro Forma Effect of Income Tax Benefit
                                 (in thousands)

                                                 Three Months            Twelve Months
                                                    Ended                     Ended
                                                   March 31                 March 31
                                           -----------------------   -----------------------
                                              2005         2004         2005         2004
                                           ----------   ----------   ----------   ----------
Net income attributable to common
 shareholders:
  As reported                              $    1,306   $   20,931   $    4,851   $   23,614

 Less one-time income tax benefit                  --      (19,450)          --      (19,450)

Pro forma net income attributable to
 common shareholders:                      $    1,306   $    1,481   $    4,851   $    4,164

Net income per share:
  As reported - basic                      $     0.07   $     1.08   $     0.25   $     1.30
  Pro forma - basic                        $     0.07   $     0.08   $     0.25   $     0.23

  As reported - diluted                    $     0.06   $     0.96   $     0.22   $     1.16
  Pro forma - diluted                      $     0.06   $     0.07   $     0.22   $     0.20

                 Pro Forma Effect of Operating Income Per Share
                                 (in thousands)

                                                 Three Months            Twelve Months
                                                    Ended                     Ended
                                                   March 31                 March 31
                                           -----------------------   -----------------------
                                              2005         2004         2005         2004
                                           ----------   ----------   ----------   ----------
Income from operations, as reported        $    1,583   $    1,539   $    7,096   $    4,720

Pro forma operating income per share:
  As reported - basic                      $     0.07   $     1.08   $     0.25   $     1.30
  Pro forma - basic                        $     0.08   $     0.08   $     0.36   $     0.26

  As reported - diluted                    $     0.06   $     0.96   $     0.22   $     1.16
  Pro forma - diluted                      $     0.07   $     0.07   $     0.33   $     0.23

                   Customer and Geographic Information
                             (in thousands)

                                                 Three Months            Twelve Months
                                                    Ended                     Ended
                                                   March 31                 March 31
                                           -----------------------   -----------------------
                                              2005         2004         2005         2004
                                           ----------   ----------   ----------   ----------
United States                              $   11,754   $   10,864   $   45,059   $   40,232
International                                   2,064        1,881        7,699        6,642
Total revenues                             $   13,818   $   12,745   $   52,758   $   46,874

                     Customer and Market Information
                             (in thousands)

                                                 Three Months            Twelve Months
                                                    Ended                     Ended
                                                   March 31                 March 31
                                           -----------------------   -----------------------
                                              2005         2004         2005         2004
                                           ----------   ----------   ----------   ----------
Medical Market                             $    1,995   $    1,814   $    8,095   $    7,119
Veterinary Market                              11,187       10,466       42,806       37,875
Other                                             636          465        1,857        1,880
Total revenues                             $   13,818   $   12,745   $   52,758   $   46,874


SOURCE  ABAXIS, Inc.
    -0-                             04/28/2005
    /CONTACT: Clint Severson, Chief Executive Officer of ABAXIS, Inc., +1-510-675-6500; or retail, Joe Dorame, or institutional/analysts, Joe Diaz, both of RCG Capital Markets Group, +1-480-675-0400, for ABAXIS, Inc./
    /Web site:  http://www.abaxis.com